UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July  15, 2019

TRANSOCEAN LTD.
(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange

Item 1.01Entry into a Material Definitive Agreement

On July 15, 2019, Transocean Inc., a wholly-owned subsidiary of Transocean Ltd. (the “Company”), entered into an Increase of Commitments, Second Amendment to Credit Agreement and First Amendment to Guaranties (the “Amendment”), which amends Transocean Inc.’s credit agreement dated June 22, 2018, as amended by the first amendment to credit agreement dated May 13, 2019 (as amended, the “Revolving Credit Facility”), with the lenders parties thereto and Citibank, N.A., as administrative agent. The Revolving Credit Facility contains an accordion provision allowing Transocean Inc., subject to the conditions set forth therein, to increase from time to time the aggregate commitments under the Revolving Credit Facility up to $1.5 billon. The Amendment, among other things, added a lender party to the Revolving Credit Facility and exercised in part the accordion provision to increase the aggregate commitments under the Revolving Credit Facility from $1.36 billion to $1.37 billion.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.1.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described in Item 1.01 is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1

Increase of Commitments, Second Amendment to Credit Agreement and First Amendment to Guaranties dated July 15, 2019, among Transocean Inc., the lenders and issuing banks parties thereto, Citibank, N.A., as administrative agent, and for the limited purposes set forth therein, Transocean Ltd. and certain of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: July 15, 2019	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person